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                                                                      EXHIBIT 15
November 10, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 23, 2003 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month and nine-month periods ended September 30, 2003 and September 30, 2002, and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083, 333-49507, 333-49509, 333-49511, 333-49513,
333-49515, 333-49703, and 333-49705).


Very truly yours,

/s/ PricewaterhouseCoopers LLP


Baltimore, Maryland